Securities and Exchange Commission

                                  Washington, DC 20549

                                        Form 8-K

                                     Current Report


                         Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act 1934

                               Date of Report May 7, 1997
                            (Date of earliest event reported)



                      CE Casecnan Water and Energy Company, Inc.

                 (Exact name of registrant as specified in its charter)



  Republic of the Philippines			   333-608			        (not applicable)
  (State or other				              (Commission File		(IRS Employer
  jurisdiction of					             Number)		        	Identification No.)
  incorporation)


        6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
       (Address of principal executive offices)   (Zip Code)

                             Steven A. McArthur, Esq.
                     CE Casecnan Water and Energy Company, Inc.
                            c/o CalEnergy Company, Inc.
                         302 South 36th Street, Suite 400
                                 Omaha, NE 68131
                                 (402) 341-4500
(Name, address, including zip code, and phone number, including area code, of United States agent for service)

    Registrant's Telephone Number, including area code:  (402) 341-4500

                                  					N/A
        (Former name or former address, if changed since last report

Item 5.  Other Events

	In November 1995, CE Casecnan Water and Energy Company, Inc., a Philippine corporation ("CE Casecnan"), closed the financing and commenced construction of the Casecnan Project, a combined irrigation and 150 net MW hydroelectric power generation project (the "Casecnan Project") located in the central part of the island of Luzon in the Republic of the Philippines.

	CE Casecnan is presently indirectly owned as to approximately 35% of its equity by CalEnergy Company, Inc. and approximately 35% indirectly owned by Peter Kiewit Sons' Inc. CE Casecnan financed a portion of the costs of the Casecnan Project through the issuance of $125,000,000 of its 11.45% Senior Secured Series A Notes due 2005 and $171,500,000 of its 11.95% Senior Secured Series B Bonds due 2010 and $75,000,000 of its Secured Floating Rate Notes due 2002, pursuant to an indenture dated as of November 27, 1995, as amended to date.

	In its Form 8-K's dated February 25, 1997, and March 28, 1997, CE Casecnan reported that it had been advised that Hanbo Corporation ("Hanbo"), Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel") and Hanbo Engineering and Construction Co. Ltd. ("HECC") had each filed to seek court receivership protection in South Korea. The Casecnan Project was being constructed pursuant to a fixed-price, date-certain, turnkey construction contract (the "Hanbo Contract") on a joint and several basis by Hanbo Corporation and HECC, both of which are South Korean corporations. CE Casecnan announced today that it has terminated the Hanbo Contract and CE Casecnan has entered into a new engineer, procure and construct contract to complete the construction of the Casecnan Project. A copy of the press release issued by CE Casecnan is set forth as Exhibit 1 hereto and is incorporated herein by reference. The Hanbo Contract has been terminated because of events of default under the contract including the fact that both HECC and Hanbo have filed for court receivership protection in the Republic of Korea. In connection with the Hanbo Contract termination, CE Casecnan made a draw under the irrevocable standby letter of credit issued by Korea First Bank ("KFB") as security under the Hanbo Contract to pay for certain transition costs and other presently ascertainable damages under the Hanbo Contract. If KFB were to fail to honor its obligations under the Casecnan letter of credit, such action could have a material adverse effect on the Casecnan Project and CE Casecnan.

	CE Casecnan entered into a new turnkey engineering, procurement and construction contract to complete the construction of the Casecnan Project (the "Replacement Contract"). The work under the Replacement Contract will be conducted by a consortium of contractors and subcontractors including Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and Colenco Power Engineering Ltd. and will be headed by Cooperativa Muratori Cementisti CMC di Ravenna and Impressa Pizzarotti & C. Spa.

Item 7.  Financial Statements and Exhibits

	Exhibit 1 - Press Release dated May 7, 1997


	SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					CE Casecnan Water and Energy Company, Inc.


					By:   \s\Douglas L. Anderson
						  Douglas L. Anderson
						   Assistant Vice President



Dated: May 7, 1997


Exhibit 1



FOR IMMEDIATE RELEASE

John G. Sylvia - Senior Vice President, Chief Financial Officer	402-341-4500
Jeffrey S. Laudin - Manager, Investor Relations	402-341-4500

CE Casecnan Enters Into New EPC Contract

OMAHA, NEBRASKA, May 7, 1997 - CE Casecnan Water and Energy Company,
Inc. ("CE Casecnan") an affiliate of CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE and LSE Symbol: CE) today reported that it has terminated its turnkey engineering, procurement and construction contract with Hanbo Engineering & Construction Co., Ltd. ("HECC") and Hanbo Corporation ("Hanbo") for the construction of the Casecnan project. The contract was terminated because of events of default under the contract, including the fact that both HECC and Hanbo have filed for court receivership protection in the Republic of Korea. In connection with the termination, CE Casecnan has made a draw under the Korea First Bank letter of credit provided as security under the contract in order to pay for certain transition costs and other damages under the contract.

CE Casecnan has also entered into a new turnkey engineering, procurement and construction contract to complete the construction of the Casecnan project. The work will be conducted by a consortium of contractors and subcontractors including Siemens A.G., Sulzer Hydro Ltd., Black & Veatch and Colenco Power Engineering Ltd. and will be headed by Cooperativa Muratori Cementisti CMC di Ravenna and Impressa Pizzarotti & C. Spa. According to David L. Sokol, Chairman of CE Casecnan, "We are delighted to have reached an agreement to have this fine group of companies complete the construction of the Casecnan project. The new agreement reflects CE Casecnan's determination to ensure completion of this important project and to supply needed electricity and water to the people of the Philippines."

CE Casecnan's proposed combined irrigation and 150 MW capacity hydroelectric project is located on the island of Luzon in the Republic of the Philippines. The project will sell electricity and water to the Philippine National Irrigation Administration.


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